Exhibit 1.2

Execution Version

Pricing Agreement

June 20, 2017

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

c/o	Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 20, 2017 (the “Underwriting Agreement”), between the Company on the one hand and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC acting for themselves and as representatives of the Underwriters named in Schedule I hereto (collectively, the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedules II-A and II-B hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the General Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and the General Disclosure Package (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the General Disclosure Package and the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedules II-A and II-B hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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2

If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Daniel Guglielmone
Name: Daniel Guglielmone
Title: Executive Vice President-Chief Financial Officer and Treasurer

[Pricing Agreement Signature Page]

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

By: Citigroup Global Markets Inc.

By:	/s/ Achal Sakaria
Name: Achal Sakaria
Title: Vice President

Deutsche Bank Securities Inc.

By:	/s/ Jared Birnbaum
Name: Jared Birnbaum
Title: Managing Director, Debt Capital Markets Coverage - Corporates

By:	/s/ Patrick M. Käufer
Name: Patrick M. Käufer
Title: Managing Director

By: J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

By: Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

For themselves and as Representatives of the Underwriters named in Schedule I to this Pricing Agreement.

[Pricing Agreement Signature Page]

SCHEDULE I

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2044 Notes
Citigroup Global Markets Inc.	$60,000,000	$20,000,000
Deutsche Bank Securities Inc.	60,000,000	20,000,000
J.P Morgan Securities LLC	60,000,000	20,000,000
Wells Fargo Securities, LLC	60,000,000	20,000,000
PNC Capital Markets LLC	15,000,000	5,000,000
Regions Securities LLC	15,000,000	5,000,000
SunTrust Robinson Humphrey, Inc.	15,000,000	5,000,000
TD Securities (USA) LLC	15,000,000	5,000,000

Total	$300,000,000	$100,000,000

Sch. I

SCHEDULE II-A

Title of Designated Securities:

3.25% Notes due 2027 (the “Designated Securities”)

Aggregate principal amount:

$300,000,000

Price to Public:

99.083% of the principal amount of the Designated Securities, plus accrued interest from June 23, 2017

Purchase Price by Underwriters:

98.433% of the principal amount of the Designated Securities

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Indenture:

Indenture, dated as of September 1, 1998, between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association, successor to First Union National Bank, as Trustee

Maturity:

July 15, 2027

Interest Rate:

3.25% per year

Interest Payment Dates:

January 15 and July 15, beginning on January 15, 2018

Redemption Provisions:

The Designated Securities may be redeemed at any time at the Company’s option, in whole or in part, at redemption prices as described in the Prospectus Supplement and the Issuer Free Writing Prospectus

Sch. II-A

Sinking Fund Provisions:

None

Defeasance provisions:

The defeasance and covenant defeasance provisions of the Indenture apply to the Designated Securities

Applicable Time:

3:50 p.m. (Eastern time) on June 20, 2017 or such other time as agreed by the Company and the Representatives

Time of Delivery:

June 23, 2017

Closing Location:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Underwriting Agreement Section 12 Notice Information:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Attention: Debt Capital Markets

Facsimile: (212) 797-2202

With a copy to General Counsel

Facsimile: (646) 374-1071

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk – 3rd Floor

Facsimile: (212) 834-6081

Sch. II-A

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile: (704) 410-0326

Sch. II-A

SCHEDULE II-B1

Title of Designated Securities:

4.50% Notes due 2044 (the “Designated Securities”)

Aggregate principal amount:

$100,000,000

Price to Public:

105.760% of the principal amount of the Designated Securities, plus accrued interest of $275,000.00 from and including June 1, 2017

Purchase Price by Underwriters:

104.885% of the principal amount of the Designated Securities, plus accrued interest of $275,000.00 from and including June 1, 2017

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Indenture:

Indenture, dated as of September 1, 1998, between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association, successor to First Union National Bank, as Trustee

Maturity:

December 1, 2044

Interest Rate:

4.50% per year

Interest Payment Dates:

June 1 and December 1, beginning on December 1, 2017

[1]	The terms of the 4.50% Notes due 2044, other than their issue date, initial interest accrual date, initial interest payment date and issue price, will be identical to the terms of and will be part of the same series as the $250,000,000 aggregate principal amount of 4.50% Notes due 2044 issued by Federal Realty Investment Trust on November 14, 2014.

Sch. II-B

Redemption Provisions:

The Designated Securities may be redeemed at any time at the Company’s option, in whole or in part, at redemption prices as described in the Prospectus Supplement and the Issuer Free Writing Prospectus

Sinking Fund Provisions:

None

Defeasance provisions:

The defeasance and covenant defeasance provisions of the Indenture apply to the Designated Securities

Applicable Time:

3:50 p.m. (Eastern time) on June 20, 2017 or such other time as agreed by the Company and the Representatives

Time of Delivery:

June 23, 2017

Closing Location:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Underwriting Agreement Section 12 Notice Information:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Attention: Debt Capital Markets

Facsimile: (212) 797-2202

With a copy to General Counsel

Facsimile: (646) 374-1071

Sch. II-B

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk – 3rd Floor

Facsimile: (212) 834-6081

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile: (704) 410-0326

Sch. II-B